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                                 Exhibit 99.1

                                    CONSENT

     I hereby consent to the use of my name and the description of my intention to join the Board of Directors of Efficient Networks, Inc. ("Efficient") in Amendment No. 1 to Efficient's Registration Statement on Form S-1 (Registration No. 333-77795) to be filed with the Securities and Exchange Commission on or about June 8, 1999 and any further amendments thereto (including any filing under Rule 462 promulgated under the Securities Act of 1933, as amended).




/s/ ROBERT HAWK
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Robert Hawk

June 8, 1999